AMENDMENT TO EXHIBIT A

The undersigned hereby certifies that he is an authorized signer of the Advisor Shares Trust (the “Trust”) and that the following funds are included under the Fund Administration and Accounting Agreement dated July 16, 2009, by and between the Trust and the Bank of New York Mellon.

WCM / BNY Mellon Focused Growth ADR ETF

Accuvest Global Long Short ETF

Cambria Global Tactical ETF

Ranger Equity Bear ETF

Peritus High Yield ETF

Madrona Domestic ETF

Madrona International ETF

Madrona Global Bond ETF

Meidell Tactical ETF

TrimTabs Float Shrink ETF

Accuvest Global Opportunities ETF

Global Echo ETF

Elements EquityPro ETF

QAM Equity Hedge ETF

STAR Global Buy-Write ETF

Pring Turner Business Cycle ETF

Newfleet Multi-Sector Income ETF

Athena International Bear ETF

Sage Core Reserves ETF

International Gold ETF

Gartman Gold/Euro ETF

Gartman Gold/Yen ETF

Gartman Gold/British Pound ETF

Sunrise Global Multi-Strategy ETF

YieldPro ETF

Treesdale Rising Rates ETF

Athena High Dividend ETF

Pacific Asset Enhanced Floating Rate ETF

ADVISORSHARES TRUST

By: /s/Dan Ahrens

Name: Dan Ahrens

THE BANK OF NEW YORK MELLON

By: /s/Stephen Cook

Name:  Stephen Cook, Managing Director

Date: March 25, 2014